Exhibit 1

Lock-Up Agreement

December 20, 2022

CANACCORD GENUITY LLC
99 High Street
Boston, Massachusetts 02110

Re:	Proposed Public Offering by Agrify Corporation

Ladies and Gentlemen:

The undersigned, a stockholder or officer and/or director of Agrify Corporation, a Nevada corporation (the “Company”), understands that Canaccord Genuity LLC (the “Underwriter”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or other Company securities (such offering, the “Public Offering”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending at 5:00 p.m. (Eastern Time) on the date that is 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (iii) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the 90-day lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers, other than transfers under clause (v) or (vi), are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	to a member of the immediate family of the undersigned; or

(iv)	to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; or

(v)	by will or intestate succession upon the death of the undersigned; or

(vi)	by operation of law, to the extent not covered by clause (iv) or (vi) below; or

(vii)	as a distribution to limited partners or stockholders of the undersigned; or

(viii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(ix)	to a nominee or custodian of a person or entity to whom disposition or transfer would be permissible under (i) – (viii) above.

Notwithstanding anything to the contrary, nothing in this lock-up agreement shall prohibit the undersigned from:

(i)	(a) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company (a “10b5-1 Plan”), provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the 90-day lock-up period or (b) transferring securities of the Company, including shares of Common Stock, pursuant to any existing 10b5-1 Plan that has been entered into by the undersigned prior to the date of this lock-up agreement, provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an existing 10b5-1 Plan; or

(ii)	exercising any stock option to purchase shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or other similar awards granted on or prior to the date of the final prospectus supplement relating to the Public Offering (the “Prospectus Supplement”) or granted pursuant to the Company’s equity incentive plans described in the Prospectus Supplement; provided that this lock-up agreement shall apply to any securities issued upon such exercise, except to the extent such securities are transferred pursuant to clause (i)(b) above; or

(iii)	transferring shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock upon a vesting event of the Company’s securities or upon the exercise of options to purchase shares of Common Stock, which options expire during the 90-day lock-up period, by the undersigned, in each case on a “cashless” or “net exercise” basis or in a sale-to-cover transaction with respect to tax withholding obligations of the undersigned in connection with such vesting or exercise, whether by means of a “net settlement” or otherwise, in each case pursuant to employee benefit plans disclosed in the Prospectus Supplement; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock the undersigned shall include a statement in such report to the effect that such transfer is made for such purpose; or

(iv)	transferring shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock that occurs by any order or settlement resulting from any legal proceeding pursuant to a qualified domestic order or in connection with a divorce settlement; provided that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or a settlement resulting from a legal proceeding unless such a statement would be prohibited by any applicable law or order of a court; or

(v)	if the undersigned is a corporation, partnership, limited liability company or other entity, transferring shares of Common Stock in connection with the sale or other bona fide transfer in a single transaction or all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this lock-up agreement; provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement; or

(vi)	transferring shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock pursuant to an order of a court or regulatory agency; provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement, unless prohibited by any applicable law or order of a court; and provided further that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or a settlement resulting from a legal proceeding unless such a statement would be prohibited by any applicable law or order of a court; or

(vii)	transferring shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock after the date of the Prospectus Supplement pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the shares of Common Stock involving a change of control of the Company; provided that all of the undersigned’s Common Stock subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement; provided further that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation, or other similar transaction), in one transaction or a series of related transactions, to a person or a group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)).

Furthermore, during the 90-day lock-up period, the undersigned may sell shares of Common Stock or other securities of the Company purchased by the undersigned in the Public Offering or shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales in each case during the 90-day lock-up period.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period has expired.

For the avoidance of doubt, nothing in this lock-up agreement shall prohibit or otherwise restrict the undersigned from filing any amendment or correction to any existing report filed under Section 16 of the Exchange Act.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advises the Underwriter in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the securities to be sold thereunder, or (iv) January 31, 2023, in the event that the Underwriting Agreement has not been executed by such date.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

Very truly yours,

Raymond Chang
Printed Name of Holder

/s/ Raymond Chang
Signature

Printed Name and Title of Person Signing
(if signing as custodian, trustee or on behalf of an entity)

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